UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): October 16, 2000


                            VDC COMMUNICATIONS, INC.
                            ------------------------
             (Exact name of registrant as specified in its charter)


    Delaware                       001-14281                      061524454
------------------        -----------------------------      -------------------
 (State or other              (Commission File No.)            (IRS Employer
 jurisdiction of                                             Identification No.)
  incorporation)


                               75 Holly Hill Lane
                          Greenwich, Connecticut 06830
                          ----------------------------
                     (Address of principal executive office)

                                 (203) 869-5100
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
         (Former name or former address, if changed since last report.)

Item 5.  Other Events.

October 2000 Repricing of Stock Options

         Competition for skilled engineers, sales personnel and other key employees in the telecommunications industry is intense, and the use of stock options for retention and motivation of such personnel is widespread in high-technology industries. The Board of Directors believes that stock options are a critical component of the compensation offered by VDC to promote long-term retention of key employees, motivate high levels of performance and recognize employee contributions to the success of VDC. The market price of the common stock decreased from a high of $7.50 in July 1998 to a low of $0.1875 on October 16, 2000. In light of this substantial decline in market price, the Board of Directors believed that the outstanding stock options were no longer an effective tool to encourage employee retention or to motivate high levels of performance. As a result, on October 16, 2000, the Board of Directors approved an option repricing program under which options to acquire an aggregate of 2,529,000 shares of common stock at exercise prices between $3.50 and $0.75 per share were repriced to reflect an exercise price of $0.1875 per share (or $.20625 in the case of the Chief Executive Officer and his wife), the closing market price of the common stock on October 16, 2000 as reported on the American Stock Exchange ("AMEX"). These options will continue to vest under the original terms of the option grant. Of the 2,529,000 options affected by the repricing program, 1,345,000 are held by executive officers and members of the Board of Directors.

         In March 2000, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 44 "Accounting for Certain Transactions involving Stock Compensation and Interpretation of APB No. 25". Among other issues, this interpretation clarifies the accounting consequence of various modifications to the terms of a previously fixed stock option or award. If the exercise price of an option award is reduced, the award shall be accounted for as variable from the date of the modification to the date the award is exercised, forfeited or expires unexercised. The interpretation requires a charge to operations for the difference between the quoted market value of VDC's common stock at the end of each reporting period and the option price of unexercised, outstanding stock options. The interpretation is effective July 1, 2000 but covers events that occur after December 15, 1998. Thus, compensation expense may be recorded in the future as a result of this repricing.

Exploration of Alternatives to Address Liquidity Concern

         See the following press release, dated October 27, 2000, announcing the exploration by VDC Communications, Inc. ("VDC") of various business and strategic alternatives given its current liquidity position.

FOR IMMEDIATE RELEASE

Contact:          Clay Moran
                  VDC Communications, Inc.
                  (203) 869-5100

                          VDC COMMUNICATIONS EXPLORING
                    ALTERNATIVES TO ADDRESS LIQUIDITY CONCERN

         Greenwich, CT: October 27, 2000. VDC Communications, Inc. (AMEX:"VDC") announced today that it is actively exploring its business and strategic alternatives given its current liquidity position. As part of its fiscal-year-end June 30, 2000 audit, VDC's auditors raised the issue of VDC's ability to continue as a "going concern". VDC's current cash position is insufficient to either pay VDC's monthly operating expenses for more than the next one month or support VDC's business plan for the longer term.

         VDC has been diligently exploring its alternatives to address these issues. VDC's Board of Directors has approved a private placement as described below. However, as is also described below, the proposed investors have not yet provided a definitive commitment for the transaction (nor can there be any assurance that they will complete such transaction). VDC's Board of Directors has approved a private placement of an aggregate of $650,000 of 8% convertible senior debentures, which VDC expects would, to a limited extent, fund operating losses. The debentures would mature three (3) years from the date of issuance, accrue interest at the rate of 8% per annum payable upon maturity and be prepayable, at VDC's discretion, at any time upon thirty (30) days written notice. The principal amount of the debentures and all accrued interest would be convertible in the investors' discretion. The debentures would be secured by a first priority perfected security interest on substantially all of the assets of VDC. The proposed investors include Frederick A. Moran, VDC's Chairman and Chief Executive Officer, and affiliates of Mr. Moran and family trusts associated with Mr. Moran, and one non-affiliated investor. Any debentures issued to Mr. Moran and affiliates of Mr. Moran and family trusts associated with Mr. Moran would be convertible at $0.1875 per share, so long as such amount is not less than the closing market price of VDC's common stock on the date the transaction closes. Any debentures issued to the non-affiliated investor would be convertible at $0.145 per share. VDC's use of any proceeds from the debentures would be restricted to, among other things, advances to its subsidiaries to pay operational expenses other than accounts payable outstanding as of the date of issuance. A breach of this covenant would constitute an event of default under the debentures and would, in the investors' discretion, result in the immediate acceleration of VDC's obligation to repay the debentures. VDC would agree to grant piggyback registration rights to the purchasers of the debentures to include the shares issuable upon conversion of the debentures in a registration statement filed by VDC.

         As referenced above, the investors in this transaction have not agreed to complete the financing at this date and are awaiting certain conditions prior to making their final investment determination. One condition is that creditors accept final payments in an amount that is a fraction of current payables. Due to certain regulatory rules and requirements, another condition of the investors is a closing market price of VDC of $0.1875 or below on the date of closing. Even if these certain conditions are met, the investors have reserved the right not to complete the transaction in their sole discretion.

         Other alternatives VDC is exploring include, but are not limited to: significant cost cutting measures, which might impair VDC's ability to grow revenues, debt or equity financing other than the approved transaction, the sale of significant assets, and filing for bankruptcy protection. VDC has already implemented certain cost cutting measures.

         VDC is a facilities-based domestic and international telecommunications company, providing domestic and international carrier services to retail and wholesale customers. VDC has built a global network for the transmission of telecommunications traffic through its New York City and Los Angeles gateway sites. VDC has initiated the development of a global IP network to deliver toll quality voice, facsimile and other value-added services to both complement and transform its current network configuration.

         Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements made by VDC involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of VDC to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: uncertainty as to whether VDC will be able to operate profitably; uncertainty as to whether VDC will be able to secure sufficient financing in order to fund its operations; competitive and other market conditions that may adversely affect the scope of VDC's operations; uncertainty as to whether the Internet will continue to grow as a medium for voice and facsimile communications; risk associated with the diversification of VDC's operations and the initiation of new products; inherent regulatory, licensing and political risks associated with VDC's operations; the dependence of VDC on certain key personnel; VDC's revenue dependence on a few customers; VDC's network dependence on VDC's underlying carriers; network failure or complications; dependence upon a limited number of equipment vendors; VDC's ability to successfully integrate mergers and/or acquisitions and potential mergers and/or acquisitions into VDC, including the retention of certain key personnel; network capacity constraints; and other risks as are described from time to time in the SEC reports filed by VDC, including a Registration Statement on Form S-3 (No. 333-46694). Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date made. VDC disclaims any obligation to update any of the forward-looking statements contained herein to reflect any change in VDC's expectation with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements.

         For further information, you may access VDC Communications, Inc.'s web site at www.vdccorp.com, or call Clayton F. Moran, Chief Financial Officer and Treasurer, at: Telephone: 203-869-5100; Fax: 203-552-0908.

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 27, 2000             VDC COMMUNICATIONS, INC.


                                    By: /s/ Frederick A. Moran
                                       -----------------------------------------
                                            Frederick A. Moran
                                            Chairman and Chief Executive Officer